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                    EXHIBIT NO. (5)
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                                        EXHIBIT NO. (5)


February 4, 1994




Consumers Power Company
212 West Michigan Avenue
Jackson, MI 49201

I am the Finance Counsel for Consumers Power Company, a Michigan corporation (the "Company"). I refer to the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 8,000,000 shares of Class A Preferred Stock, cumulative, without par value (the "New Preferred Stock").

I am familiar with the proceedings to date with respect to the proposed issuance and sale of the New Preferred Stock and have examined such records, documents and such questions of law, and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for examination.

Based on the foregoing, it is my opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of Michigan.

2. When (a) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (b) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the New Preferred Stock as contemplated by the Registration Statement; and (c) certificates for the New Preferred Stock shall have been duly executed, countersigned, and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor, the shares of New Preferred Stock will be legally issued, fully paid and nonassessable.

I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Preferred Stock.

I am a member of the bar of the State of Michigan and I express no opinion as to the laws of any jurisdiction other than the State of Michigan and the federal law of the United States of America.

I hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to all references to me included in or made a part of the Registration Statement.

Very truly yours,



/s/ Denise M. Sturdy
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